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INFORMATION REQUIRED IN PROXY STATEMENT
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ARGOSY GAMING COMPANY

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The following is a press release dated December 6, 2004:

PRESS RELEASE For Immediate Release Contact: Jim Wise (618) 474-7476 Erin Williams (618) 474-7465

ARGOSY GAMING COMPANY SETS SPECIAL MEETING DATE FOR APPROVAL OF MERGER AGREEMENT

Alton, IL, December 6, 2004 -- Argosy Gaming Company (NYSE: AGY) announced today that the Company will hold a special meeting of stockholders on Thursday, January 20, 2005, at 2:00 p.m. Central Standard Time, at the Hilton St. Louis Airport, 10330 Natural Bridge Road, St. Louis, Missouri 63134 for the purpose of voting on the merger agreement among the Company, Penn National Gaming, Inc. and a wholly-owned subsidiary of Penn National Gaming, Inc. Stockholders of record of the Company as of the close of business on Thursday, December 16, 2004 will be entitled to vote at the special meeting.

About Argosy Gaming Company

Argosy Gaming Company is a leading owner and operator of casinos and related entertainment and hotel facilities in the midwestern and southern United States. Argosy owns and operates the Alton Belle Casino in Alton, Illinois, serving the St. Louis metropolitan market; the Argosy Casino-Riverside in Missouri, serving the greater Kansas City metropolitan market; the Argosy Casino-Baton Rouge in Louisiana; the Argosy Casino-Sioux City in Iowa; the Argosy Casino-Lawrenceburg in Indiana, serving the Cincinnati and Dayton metropolitan markets; and the Empress Casino Joliet in Illinois serving the greater Chicagoland market.

Additional Information

     In connection with the proposed merger, Argosy Gaming Company (“Argosy”) has filed a preliminary proxy statement on November 19, 2004 with the Securities and Exchange Commission (SEC) and will be filing with the SEC a definitive proxy statement, as well as other related materials, regarding the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY ARGOSY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE FROM ARGOSY BY DIRECTING A REQUEST TO: Argosy Gaming Company, Attn: Investor Relations Department, 219 Piasa Street, Alton, IL 62002, telephone (618) 474-7500.

     Argosy and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Argosy's stockholders in connection with the proposed merger is set forth in Argosy's annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 12, 2004 and proxy statement for its 2004 annual meeting of stockholders filed with the SEC on March 12, 2004. Additional information is set forth in the preliminary proxy statement filed with the SEC and will be set forth in the definitive proxy statement when it is filed with the SEC.

Cautionary Statement Concerning Forward-Looking Language

     In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based upon our current expectations and various assumptions.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this document. These risks and uncertainties include, but are not limited to, the ability to complete the merger, which is subject to several conditions including the approval of various governmental entities, and the other factors set forth in our periodic reports and other documents that we file from time to time with the Securities and Exchange Commission.